Exhibit 99.1

For Immediate Release

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK PROMOTES DAVID YOVANNO TO
CHIEF OPERATING OFFICER OF U.S. MEDIA

Westlake Village, CA – January 3, 2008 – ValueClick, Inc. (Nasdaq: VCLK) today announced the promotion of David Yovanno to the role of chief operating officer of U.S. media, effective immediately. Mr. Yovanno has been a member of ValueClick’s U.S. media management team since joining the Company in 2000 and most recently served as general manager of U.S. display advertising.

Mr. Yovanno will report to ValueClick’s chief executive officer, Tom Vadnais, and will have overall responsibility for the Company’s U.S. display advertising, lead generation and comparison shopping businesses. James Zarley, executive chairman, will continue to focus on the Company’s strategic direction and will assist in the transition of U.S. media operations to Mr. Yovanno.

“Dave’s success in running our U.S. media network and his deep industry experience make him a great choice as our chief operating officer of U.S. media,” said Tom Vadnais, chief executive officer of ValueClick. “Dave will work closely with the senior managers of our display advertising, lead generation and comparison shopping divisions to drive growth and capitalize on the synergy opportunities across these businesses, and I look forward to partnering with Dave in his new role.”

“ValueClick is in a strong position with critical mass in each of the established channels of online marketing,” said David Yovanno, chief operating officer of U.S. media. “I’m excited about the opportunity to help ValueClick leverage its assets in client relationships, data, technology, and people across more of our divisions and continuing to help the Media businesses succeed.”

David Yovanno has been a key member of the ValueClick management team since joining the Company in 2000. Prior to his promotion to chief operating officer of U.S. media, Yovanno was the general manger of ValueClick Media, one of the industry’s largest and most diversified online advertising networks. Prior to his general manager role, Yovanno held executive vice president of sales and marketing, vice president of sales and product manager roles within ValueClick Media. Prior to ValueClick, Mr. Yovanno served as a lieutenant in the United States Navy and chief information officer for a naval hospital in the Pacific Northwest. He also held project management roles in the corporate information technology division of St. Joseph Health System in Southern California.

Mr. Yovanno is a member of the board for the Interactive Advertising Bureau (IAB), and holds both bachelor’s and master’s degrees from The George Washington University, Washington, D.C.

About ValueClick, Inc.
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest online marketing services companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and robust revenue streams for publishers. ValueClick’s performance-based solutions allow customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and email technology, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, Smarter.com, CouponMountain.com, and PriceRunner.com. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company’s performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on March 1, 2007; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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